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                                                                  Exhibit No. 21

                           SUBSIDIARIES OF REGISTRANT

        Subsidiaries               Percentage    Jurisdiction or State of
        ------------                 Owned           Incorporation
                                     -----           -------------

Lenox Savings Bank                   100%              Ohio

Lenox Mortgage Corporation (1)       100%              Ohio

(1) A wholly-owned subsidiary of Lenox Savings Bank